Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [ x ]
Filed by a party other than the registrant

Check the appropriate box:
[ ]	Preliminary proxy statement
[ x ]	Definitive proxy statement
[ ]	Definitive additional materials
[ ]	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

FirstBank NW Corp.
(Name of Registrant as Specified in Its Charter)

FirstBank NW Corp.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[ x ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A
(2)	Aggregate number of securities to which transactions applies:
N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
N/A
(4)	Proposed maximum aggregate value of transaction:
N/A
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
N/A
(2)	Form, schedule or registration statement no.:
N/A
(3)	Filing party:
N/A
(4)	Date filed:
N/A


June 14, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of FirstBank NW Corp. The meeting will be held at the Quality Inn, 700 Port Drive, Clarkston, Washington, on Wednesday, July 17, 2002, at 2:00 p.m., local time. The Company is the holding company for FirstBank Northwest.

        The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of BDO Seidman, LLP, will be present to respond to appropriate questions of stockholders.

        It is important that your shares be represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                                                    Sincerely,

                                                                                                      /s/ Clyde E. Conklin

                                                                                                                    Clyde E. Conklin
                                                                                                                    President and Chief Executive Officer


FIRSTBANK NW CORP.
920 MAIN STREET
LEWISTON, IDAHO 83501
(208) 746-9610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 17, 2002

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FirstBank NW Corp. ("Company") will be held at the Quality Inn, 700 Port Drive, Clarkston, Washington, on Wednesday, July 17, 2002, at 2:00 p.m., local time, for the following purposes:

(1)	To elect two directors to serve for a term of three years;
(2)	To approve the appointment of Moss-Adams, LLP as the Company's independent auditors for the fiscal year ending March 31, 2003; and
(3)	To consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on May 31, 2002 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                                /s/Larry K. Moxley

                                                                                                                LARRY K. MOXLEY
                                                                                                                Secretary

Lewiston, Idaho
June 14, 2002

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.


PROXY STATEMENT
OF
FIRSTBANK NW CORP.
920 MAIN STREET
LEWISTON, IDAHO 83501

ANNUAL MEETING OF STOCKHOLDERS

JULY 17, 2002

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstBank NW Corp. ("Company"), the holding company for FirstBank Northwest ("Bank"), to be used at the Annual Meeting of Stockholders ("Annual Meeting") of the Company. The Annual Meeting will be held at the Quality Inn, 700 Port Drive, Clarkston, Washington, on Wednesday, July 17, 2002, at 2:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about June 14, 2002.

VOTING AND PROXY PROCEDURE

        Stockholders Entitled to Vote. Stockholders of record as of the close of business on May 31, 2002 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Voting Record Date, the Company had 1,420,792 shares of Common Stock issued and outstanding.

        As provided in the Company's Articles of Incorporation, record holders of the Company's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

        If you are a beneficial owner of Company Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company Common Stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Voting Your Shares. You can vote your shares using one of the following methods:

  Vote through the Internet at www.proxyvote.com;

  Vote by telephone using the toll-free number shown on the proxy card; or

  Complete and return a written proxy card.

        Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on July 16, 2002. Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card.

        You can also vote in person at the Annual Meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend the Annual Meeting and vote.


        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum.

        Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the election of the director nominees and the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder of record attends the Annual Meeting, he or she may vote by ballot. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

          FOR the election of the nominees for director; and

          FOR the approval of Moss-Adams, LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

        Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        Participants in the Bank's ESOP or 401(k) Profit Sharing Plan. If you are a participant in the FirstBank Northwest Employee Stock Ownership Plan (the "ESOP") or if you hold shares through the Bank's 401(k) Profit Sharing Plan, the proxy card represents a voting instruction to the trustees as to the number of shares in your plan account. Each participant in the ESOP and 401(k) Profit Sharing Plan may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in their sole discretion. The deadline for returning your voting instructions to the trustees is July 11, 2002.

        If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Voting. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Pursuant to the Company's Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors. With respect to the election of directors, votes may be cast for or withheld from one or more nominees. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominee receiving the greatest number of votes will be elected.

        The approval of the appointment of Moss-Adams, LLP as the Company's independent auditors for the fiscal year ending March 31, 2003 requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date.

	Number of Shares	Percent of Shares
Beneficial Owners of More Than 5%	Beneficially Owned	Outstanding

Westport Asset Management, Inc.
253 Riverside Avenue
Westport, Connecticut 06880	127,200(1)	8.95%

FirstBank Northwest	155,822(2)	10.97
Employee Stock Ownership Plan Trust
920 Main Street
Lewiston, Idaho 83501
_______________
(1)

Information concerning the shares owned by Westport Asset Management, Inc. was obtained from an amendment to a Schedule 13G dated February 14, 2002. According to this filing, Westport Asset Management, Inc. has shared voting power with respect to 57,200 shares and shared dispositive power with respect to 127,200 shares.

(2)

Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in their sole discretion. As of March 31, 2002, 57,865 shares have been allocated to participants' accounts. The trustees of the ESOP are Clyde E. Conklin and Larry K. Moxley.

        The following table sets forth, as of the close of business on the Voting Record Date, information as to the shares of Common Stock beneficially owned by each director, by the executive officers named in the summary compensation table below ("named executive officers") and by all executive officers and directors of the Company as a group.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)(2)	Outstanding

Directors

Robert S. Coleman, Sr.	29,700	2.00%
Steve R. Cox	33,700	2.27
W. Dean Jurgens	22,500	1.51
William J. Larson	14,020	*
James N. Marker	11,851	*

(table continued on following page) 3

Named Executive Officers

Clyde E. Conklin (3)	64,361	4.33
Larry K. Moxley (3)	71,429	4.81
Terence A. Otte	25,492	1.72
Donn L. Durgan	19,572	1.32

All Executive Officers and
Directors as a Group (10 persons)	308,901	20.80%

_______________
*	Less than 1% of shares outstanding.
(1)

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock over which he or she has voting or investment power and of which he or she has the right to acquire beneficial ownership within 60 days of the Voting Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

(2)

The amounts shown include the following amounts of Common Stock which the indicated individuals have the right to acquire within 60 days on the Voting Record Date through the exercise of stock options granted pursuant to the Company's 1998 Stock Option Plan: Mr. Cox, 4,200; Mr. Jurgens, 4,200; Mr. Larson, 4,200; Mr. Marker, 4,200; Mr. Conklin,14,400; Mr. Moxley, 14,400; Mr. Otte, 6,600; Mr. Durgan, 6,600 and all executive officers and directors as a group, 54,000.

(3)	Messrs. Conklin and Moxley are also directors of the Company and the Bank.

PROPOSAL 1 -- ELECTION OF DIRECTORS

        The Company's Board of Directors consists of seven members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors will be elected at the Annual Meeting to serve for a three-year term, or until their successors have been elected and qualified. The nominees for election this year are James N. Marker and Robert S. Coleman, Sr. Messrs. Marker and Coleman are current members of the Board of Directors of the Company and the Bank.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unable to serve.

        The Board of Directors recommends a vote "FOR" the election of Messrs. Marker and Coleman.


        The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

		Year First
		Elected	Term to
Name	Age (1)	Director (2)	Expire

NOMINEES

James N. Marker	65	1974	2005(3)
Robert S. Coleman, Sr.	74	1978	2005(3)

CONTINUING DIRECTORS

W. Dean Jurgens	70	1969	2003
Clyde E. Conklin	51	1997	2003
Steve R. Cox	55	1986	2003
William J. Larson	71	1973	2004
Larry K. Moxley	51	1997	2004

______________
(1)	As of March 31, 2002.
(2)	Includes prior service on the Board of Directors of the Bank.
(3)	Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        James N. Marker is President and owner of Idaho Truck Sales Co., Inc., a heavy duty truck dealership.

        Robert S. Coleman, Sr., a retired businessman, is the former President and co-owner of Coleman Oil Co., a petroleum distributor.

        W. Dean Jurgens, a retired certified public accountant, is former President and co-owner of Jurgens & Co., P.A.

        Clyde E. Conklin, who joined the Bank in 1987, has served as the Chief Executive Officer of the Bank since February 1996 and as President and Chief Executive Officer of the Company since its formation in 1997. From September 1994 to February 1996, Mr. Conklin served as Senior Vice President - Lending. From 1993 to 1999, Mr. Conklin served as Vice President - Lending. Prior to that time, Mr. Conklin served as Agricultural Lending Manager.

        Steve R. Cox is the President and a stockholder of Randall, Blake & Cox, P.A., a law firm in Lewiston, Idaho, and is a non-practicing certified public accountant.

        William J. Larson is a partner in the Quality Inn and Convention Center in Clarkston, Washington and other various real estate development projects. Prior to 1993, he was a partner in Houser & Son, Inc., a livestock and farming operation.

        Larry K. Moxley, who joined the Bank in 1973, currently serves as Chief Financial Officer of the Bank, which position he has held since February 1996. Mr. Moxley has served as Executive Vice President, Chief Financial Officer and Secretary of the Company since its formation in 1997. Mr. Moxley served as Senior Vice President - Finance from 1993 to February 1996 and as Vice President - Finance from 1984 to 1993.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the year ended March 31, 2002, the Board of Directors of the Company held 15 meetings and the Board of Directors of the Bank held 20 meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

        Committees of the Company's Board. The Company's Board of Directors has a standing Audit Committee.

        The Audit Committee, consisting of Directors Cox, Jurgens, Larson, Marker, and Coleman, meets with the independent auditors to discuss the results of the annual audit and to identify and assign audit duties. The Audit Committee met five times during the fiscal year ended March 31, 2002.

        The Company's Board of Directors does not have a standing nominating committee; rather, the entire Board of Directors is responsible for this function. The full Board of Directors met once in this capacity during the fiscal year ended March 31, 2002.

        Committees of the Bank's Board. The Bank's Board of Directors has standing Audit and Executive Committees.

        The Audit Committee, consisting of Directors Cox and Jurgens and Russell H. Zenner, a Director of the Bank, but not the Company, meets with the independent auditors to discuss the results of the annual audit and to identify and assign audit duties. The Audit Committee met five times during the fiscal year ended March 31, 2002.

        The Executive Committee, consisting of Directors Cox, Jurgens, Coleman, Conklin and Moxley, is responsible for specific orders of business for the Bank that requires expedient action. The Executive Committee met twice during the fiscal year ended March 31, 2002.

        The Bank's Board of Directors does not have a standing Personnel Committee for determining employees' compensation; rather the entire Board of Directors is responsible for this function. The full Board of Directors met five times in this capacity during the fiscal year ended March 31, 2002.

DIRECTORS' COMPENSATION

  Non-employee directors currently receive an annual retainer of $7,100, and $500 for each regular and special meeting attended. The Chairman of the Board receives an additional $7,200 annually. Directors of the Company who are also employees receive an annual retainer of $5,680 and $400 for each meeting attended.


EXECUTIVE COMPENSATION

Summary Compensation Table

        The following information is furnished for the Chief Executive Officer and each of the other executive officers of the Company or the Bank who received salary and bonus in excess of $100,000 during the year ended March 31, 2002.

					Long-term
					Compensation
		Annual Compensation			Awards
					Restricted
Name and				Other Annual	Stock	All Other
Position	Year	Salary($)	Bonus	Compensation(1)	Awards($)(2)	Compensation($)(3)

Clyde E. Conklin	2002	$102,000	$64,362	$9,980	--	$53,548
President, Chief	2001	102,000	44,295	8,480	--	37,702
Executive Officer	2000	93,000	59,055	8,480	--	33,153
and Director

Larry K. Moxley	2002	$96,000	$60,576	$9,980	--	$52,592
Executive Vice	2001	96,000	33,350	8,480	--	36,492
President, Chief	2000	90,000	66,150	8,480	--	32,113
Financial Officer
and Director

Terence A. Otte	2002	$83,938	$30,999	--	--	$20,083
Senior Vice	2001	79,000	14,931	--	--	7,993
President, Chief	2000	70,850	30,932	--	--	7,262
Operating Officer

Donn L. Durgan	2002	$81,813	$29,337	--	--	$25,867
Senior Vice	2001	77,000	12,285	--	--	7,366
President, Chief	2000	68,650	23,774	--	--	6,442
Lending Officer
(1)	Consists of directors fees. Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2)

Messrs. Conklin, Moxley, Otte and Durgen were awarded the following number of shares of restricted stock on October 1, 1998: Mr. Conklin, 15,800 shares, Mr. Moxley, 15,800 shares, Mr. Otte, 6,000 shares and Mr. Durgan, 4,600 shares. These shares vest ratably over a five-year period, beginning on October 1, 1999. At March 31, 2002, the number of shares of restricted stock held by such individuals was: Mr. Conklin, 6,240, Mr. Moxley, 6,240, Mr. Otte, 2,400 and Mr. Durgan, 1,840. The value of these shares at March 31, 2002 was: Mr. Conklin, $98,654, Mr. Moxley, $98,654, Mr. Otte, $37,944 and Mr. Durgan, $29,090.

(3)

Amounts reflect contributions of $9,771, $9,761, $7,406 and $6,983 to the ESOP for Messrs. Conklin and Moxley, Otte and Durgan, respectively, and of $43,777, $42,831, $12,677 and $18,704 to the Executive Non-Qualified Retirement Plan for Messrs. Conklin, Moxley, Otte and Durgan, respectively.

        Option Grants. There were no stock options granted to Messrs. Conklin, Moxley, Otte or Durgan during the fiscal year ended March 31, 2002.


        Option Exercise/Value Table. The following table sets forth information with respect to the number and value of stock options held by the Chief Executive Officer and the named executive officers at March 31, 2002. None of these individuals exercised any stock options during the fiscal year ended March 31, 2002.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares Acquired on	Value	at Fiscal Year End(#)		at Fiscal Year End($)(1)
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Clyde E. Conklin	--	--	14,400	9,600	$33,696	$22,464
Larry K. Moxley	--	--	14,400	9,600	33,696	22,464
Terence A. Otte	--	--	6,600	4,400	15,444	10,296
Donn L. Durgan	--	--	6,600	4,400	15,444	10,296
_________________
(1)

Represents the difference between the fair market value of the Common Stock at March 31, 2002 and the exercise price of the option. The exercise price of the option is $15.81. The market price of the Common Stock at the close of business on March 31, 2002 was $18.15. Options are in the money only if the market value of the shares covered by the options is greater than the option exercise price.

Employment and Severance Agreements

        Employment Agreements. On July 1, 1997, the Company and the Bank (collectively, the "Employers") entered into three-year employment agreements with Mr. Conklin and Mr. Moxley. The base salaries under the agreements for Messrs. Conklin and Moxley are currently $102,000 and $96,000, respectively, which amounts are paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the agreements, the term of the agreements may be extended for an additional year. The agreements are terminable by the Employers at any time, or by the executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement for a period of one year, including payment of current cash compensation and continuation of employee benefits.

        The employment agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

        The severance payment from the Employers will equal three times the executive's average annual compensation during the five-year period preceding the change in control. Such amount will be paid in a lump sum within ten business days following the termination of employment. Assuming that a change in control had occurred at March 31, 2002, Mr. Conklin and Mr. Moxley would be entitled to severance payments of approximately $579,806 and $562,217, respectively. Section 280G of the Internal Revenue Code of 1986, as amended, states that severance payments which equal or exceed three times the base compensation of the individual for the most recently completed


five taxable years are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

        The agreements restrict the executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if the executive voluntarily terminates employment, except in the event of a change in control.

        Severance Agreements . On April 1, 1998, the Employers entered into severance agreements with Terence A. Otte, Senior Vice President, Chief Operating Officer and Donn L. Durgan, Senior Vice President, Chief Lending Officer. Each agreement is for a three-year term, and may be extended by the Boards of Directors for one year on each April 1. Each agreement provides that if a "change in control" of the Company or the Bank occurs, and within 12 months thereafter the executive's employment is involuntarily terminated without just cause, or the executive voluntarily terminates his employment for good reason, as defined in the agreement, he will be entitled to receive a severance payment equal to one and one-half times his annual compensation. Assuming that a change in control had occurred at March 31, 2002, Mr. Otte and Mr. Durgan would be entitled to severance payments of approximately $172,406 and $166,725, respectively.

Executive Non-Qualified Retirement Plan

        Effective December 2001, the Bank adopted an Executive Non-Qualified Retirement Plan ("Non-Qualified Retirement Plan") that provides supplemental retirement benefits to selected executives. Participation in the Non-Qualified Retirement Plan is limited to a "select group of management and highly compensated employees," who are selected by the Plan Committee to participate. With respect to any participant, benefits are provided pursuant to a participation agreement entered into between the Bank and the participant. Upon a participant's termination of employment on or after attaining his retirement age (set forth in the participant's participation agreement), the participant will commence receiving the monthly amount set forth in his participation agreement, payable for life. If provided for in the participant's participation agreement, the monthly amount may be increased annually to reflect a specified cost of living increase. If the participant terminates employment before his retirement age, then he will receive a partial benefit, determined based on the length of his service with the Bank, commencing on the participant's retirement age, and payable for life. If the participant dies while actively employed with the Bank or an affiliate, then the Participant's beneficiary will receive a monthly partial benefit (determined as if the participant terminated employment immediately prior to his death) over 240 months. If the participant dies after his benefits commence and before 240 payments have been made, his beneficiary will continue to receive monthly payments until the cumulative number of payments made to or on behalf of the participant equals 240. The Committee may accelerate the payment of monthly benefits at any time. Participants are 100% vested in the benefits at all times, except upon termination for cause. No benefits will be paid on account of a participant's termination for cause.

        Under their respective agreements under the Non-Qualified Retirement Plan, Messrs. Conklin, Moxley, Otte and Durgan (the "Executives") will receive lifetime benefits of $5,396, $5,079, $4,000 and $4,000 per month, respectively, upon termination of employment after attaining age 60 for Messrs. Conklin and Moxley or age 62 for Messrs. Otte and Durgan ("retirement age"), subject to an annual increase of 2 1/2 percent for inflation beginning on the first anniversary of the date the benefits commence. The Executives are entitled to a partial accrued benefit in the event of termination of employment prior to retirement age, other than on account of death or termination for cause. The payment of such benefits, however, will not commence until the first day of the month after the Executive turns the retirement age (if he is then living). If the Executive is not living at that time, his designated beneficiary will receive a partial accrued benefit commencing when the Executive would have attained the retirement age.

        The Bank previously entered into salary continuation agreements with Mr. Conklin and Mr. Moxley. Benefits payable under the salary continuation agreements, however, shall be paid only in the event of the cancellation of the Executive Non-Qualified Retirement Plan. Under the agreements, if the Executive Non-Qualified Retirement Plan is


canceled, then Messrs. Conklin and Moxley would receive lifetime benefits of $4,583 and $4,375 per month, respectively, upon retirement at or after attaining the retirement age. The monthly benefit would be reduced proportionately in accordance with a specified vesting schedule in the event of termination of employment prior to the retirement age. The agreements also provide for payment of a reduced benefit in the event of disability and a lump sum death benefit in the event of death while employed by the Bank. In the event of a change in control of the Bank, the agreements provide that the executive would be entitled to a lump sum payment based on his vested benefit when the change in control occurred.

Deferred Compensation Plan

        In 2001, the Bank adopted the FirstBank Northwest Deferred Compensation Plan (the "Plan"). Participation in the Plan is limited to a "select group of management and highly compensated employees" and directors of the Bank and the Company, who are selected by the Plan Committee to participate. The Plan permits participants to make annual elections to defer all or a portion of the cash compensation they receive from the Bank or its related entities. The deferred amounts are credited to the participants' accounts, which do not hold assets but are maintained only for record-keeping purposes. The amounts deferred under the Plan are credited at a fixed interest rate as determined by the Plan Committee. Participant accounts are fully vested and nonforfeitable. Within 60 days after a Participant's retirement, his account will be distributed in installments over a number of months selected by the participant (not less than sixty). Within 60 days after a Participant's termination of employment or death while actively employed, his account will be distributed in installments over a number of months equal to the number of months during which the participant made compensation deferrals into the Plan. During the year ended March 31, 2002, the Bank had accrued $220 to reflect the anticipated liability. The Plan constitutes an unfunded and unsecured obligation of the Bank. Directors Cox, Zenner and Young and Messrs. Conklin, Moxley currently participate in the Plan.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is filed as Appendix A hereto.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended March 31, 2002:

  The Audit Committee has completed its initial review and discussion of the Company's 2002 audited financial statements with management;

  The Audit Committee has discussed with the independent auditors (BDO Seidman, LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

  The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional


judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  The Audit Committee has, based on its initial review and discussions with management of the Company's 2002 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended March 31, 2002 be included in the Company's Annual Report on Form 10-KSB.

Audit Committee:	Steve R. Cox, Chairman
W. Dean Jurgens
William J. Larson
James N. Marker
Robert S. Coleman

        Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended March 31, 2002, all transactions which were required to be filed were filed in a timely manner, except for one late filing of a Form 4 by Mr. Coleman for an exercise of a stock option.

TRANSACTIONS WITH MANAGEMENT

        Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit if made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to the Bank's executive officers and directors and at different rates or terms than those offered to the general public and has adopted a policy to this effect. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $1.6 million at March 31, 2002. Such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.


CHANGE IN INDEPENDENT AUDITORS

        On January 18, 2002, the Company determined that the firm of BDO Seidman, LLP, Spokane, Washington, would no longer serve as the Company's independent accounting firm after its completion of the audit for the fiscal year ended March 31, 2002. The decision to dismiss BDO Seidman, LLP was made by the Audit Committee of the Board of Directors upon the recommendation of management.

        The report of BDO Seidman, LLP on the Company's financial statements for either of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Company's two most recent fiscal years and subsequent interim period preceding the change in auditors, the Company was not in disagreement with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the subject matter of the disagreement in connection with its report.

        On January 18, 2002, the Company's Board of Directors, at the recommendation of its Audit Committee, engaged Moss-Adams, LLP, Spokane, Washington, as the Company's certifying accountants for the fiscal year ending March 31, 2003. The Company has not consulted with Moss-Adams, LLP during its two most recent fiscal years nor during any subsequent interim period preceding the change in auditors regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

        BDO Seidman, LLP served as the Company's independent auditors for the fiscal year ended March 31, 2002. A representative of BDO Seidman, LLP will be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

Audit Fees

        The aggregate fees billed to the Company by BDO Seidman, LLP, for professional services rendered for the audit of the Company's financial statements for fiscal 2002 and the reviews of the financial statements included in the Company's Forms 10-QSB for that year, including travel expenses, were $78,268.

Financial Information Systems Design and Implementation Fees

        BDO Seidman, LLP performed no financial information system design or implementation work for the Company during the fiscal year ended March 31, 2002.

All Other Fees

        Other than audit fees, the aggregate fees billed to the Company by BDO Seidman, LLP for the fiscal year ended March 31, 2002, none of which were financial information systems design and implementation fees, were $6,000 for tax services and $1,000 were for consulting services. The Audit Committee of the Board of Directors of the Company has determined that the services provided by BDO Seidman, LLP, other than audit services, are not incompatible with BDO Seidman maintaining its independence.


        The Board of Directors has appointed Moss-Adams, LLP as independent auditors for the fiscal year ending March 31, 2003, subject to approval by stockholders. Moss-Adams, LLP will not be present at the Annual Meeting.

        If the ratification of the appointment of Moss-Adams, LLP as independent auditors is not approved by a majority of the outstanding shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, other independent public accountants will be considered by the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF MOSS-ADAMS, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company or the Bank may solicit proxies personally or by telecopier or telephone without additional compensation.

        The Company's 2002 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

        A copy of the Company's Form 10-KSB for the fiscal year ended March 31, 2002, as filed with the SEC, will be furnished without charge to stockholders of record as of the close of business on the Voting Record Date upon written request to Larry K. Moxley, Corporate Secretary, FirstBank NW Corp., 920 Main Street, Lewiston, Idaho 83501.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Proposals of stockholders intended to be presented at the Company's Annual Meeting expected to be held in July 2003 must be received by the Company no later than February 14, 2003 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        The Company's Articles of Incorporation provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice in writing of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to stockholders. As specified in the Articles of Incorporation, the notice with respect to


nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice. The notice with respect to business proposals to be brought before the Annual Meeting must state the stockholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the stockholder in the proposal.

                                                                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                                    /s/ Larry K. Moxley

                                                                                                                LARRY K. MOXLEY
                                                                                                                Secretary

Lewiston, Idaho
June 14, 2002


Appendix A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.       Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigations appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

        Audit Committee members shall meet the requirements of the Nasdaq National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.

        Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors listed review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.


  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purpose of this review.

Independent Auditors

  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  Approve the fees and other significant compensation to be paid to the independent auditors.

  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors independence.

  Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  Consider the independent auditors judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities

  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  Maintain minutes of meetings and periodically report the Board of Directors on significant results of the foregoing activities.

A-2


FirstBank NW Corp. 920 MAIN STREET LEWISTON, IDAHO 83501

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to FirstBank NW Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Control Number: _______________________


REVOCABLE PROXY
FIRSTBANK NW CORP.

ANNUAL MEETING OF STOCKHOLDERS
July 17, 2002

        The undersigned hereby appoints the entire Board of Directors of FirstBank NW Corp. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Quality Inn, 700 Port Drive, Clarkston, Washington, on Wednesday, July 17, 2002, at 2:00 p.m., local time, and at any and all adjournments or postponements thereof, as follows:

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

1.	The election as directors of the nominees	[ ]	[ ]	[ ]
listed below (except as marked to the
contrary below).

01) James N. Marker
02) Robert S. Coleman, Sr.

INSTRUCTION: To withhold authority to vote
for any individual nominee, mark "For All Except"
and write the nominee's number on the line below.

		FOR	AGAINST	ABSTAIN

2	The approval of the appointment of Moss-Adams,	[ ]	[ ]	[ ]
LLP as independent auditors for the fiscal year ending
March 31, 2003.

3.	In their discretion, upon such other matters
as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the election of the nominees listed above and "FOR"
the above proposal.

This proxy will be voted as directed, but if no instructions are specified this proxy will be voted for the election of the nominees listed above and for the above proposal. If any other business is presented at the Annual Meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting of Stockholders, a Proxy Statement dated June 14, 2002 and the 2002 Annual Report to Stockholders.

Dated: ______________, 2002

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO MAIL BACK THIS PROXY CARD.
